Exhibit 23.2

KPMG Auditores Independentes Ltda.
Rua Verbo Divino, 1400, Conjunto Térreo ao 801- Parte,
Chácara Santo Antônio, CEP 04719-911, São Paulo – SP
Caixa Postal 79518 – CEP 04707-970 – São Paulo – SP – Brasil
Telefone +55 (11) 3940-1500
Kpmg.com.br

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2025, with respect to the consolidated financial statements of Vasta Platform Limited, incorporated herein by reference.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil
September 4, 2025

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